UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Hill International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-0953973
(Jurisdiction of incorporation or Organization)	I.R.S Employer Identification No.

303 Lippincott Centre, Marlton, NJ	08053
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box  ☐

Securities Act registration statement file number to which this form relates: (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, $0.0001 per share	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENTS

Item 1.	Description of Registrant’s Securities to be Registered

This Form 8-A is being filed in connection with the listing of the Common Stock on the New York Stock Exchange on or about February 22, 2008, and the Company’s related voluntary withdrawal of the listing of the Common Stock on the NASDAQ Global Market. The description of our common stock is included in the section entitled “Description of Securities” in the registration statement on Form S-1 filed with the SEC on April 23, 2004, as amended by amendment no. 1 on Form S-1/A, filed with the SEC on May 28, 2004 and is incorporated herein by reference.

Item 2.	Exhibits

None

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Hill International, Inc.

By:	/s/ John Fanelli III
Name:	John Fanelli III
Title:	Senior Vice President &
Chief Financial Officer

Date: February 12, 2008